UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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Russell Investment Funds

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RUSSELL INVESTMENT FUNDS

401 Union Street

18th Floor

Seattle, Washington 98101

JULY 31, 2026

GLOBAL REAL ESTATE SECURITIES FUND

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF INFORMATION STATEMENT

REGARDING A RECENT MONEY MANAGER CHANGE

An Information Statement regarding a recent money manager change related to the Global Real Estate Securities Fund (the “Fund”), a series of Russell Investment Funds (“RIF”), is available for your review. This Notice presents only an overview of the more complete Information Statement that is available to you on the internet or by mail.

The Fund is not soliciting proxy or consent authority, but is furnishing an Information Statement pursuant to Rule 14a-16 and 14c-2 under the Securities Exchange Act of 1934, as amended.

Although you are not a shareholder in the Fund, your purchase payments and the earnings thereon under your variable annuity or variable life insurance contracts issued by your insurance company are invested in a sub-account of a separate account established by your insurance company. This sub-account invests in shares of the Fund. We encourage you to access and review all of the important information contained in the Information Statement.

The Information Statement details a recent money manager change related to the Fund. Specifically, the Board of Trustees of RIF (the “Board”) has approved the selection of Resolution Capital Limited and Resolution Capital (US) Limited to serve as a new non-discretionary money manager to the Fund. This change became effective on June 3, 2026.

RIF’s investment adviser is Russell Investment Management, LLC (“RIM”). The Information Statement is being provided to you in lieu of a proxy statement pursuant to the terms of an exemptive order granted to RIM and RIF by the Securities and Exchange Commission. The order permits RIM to hire a money manager at any time, subject to the approval of the Fund’s Board, without a shareholder vote. Shareholders of the Fund must be provided with specified information within 90 days of the hiring of any new money manager. The order allows the Fund, in lieu of physical delivery of the Information Statement, to make the Information Statement available online.

The full Information Statement will be available on RIF’s website at https://connect.rightprospectus.com/russellinvestments?Site=RIF until at least 90 days after this notice was sent to you. A paper or email copy of the full Information Statement or other Fund related information may be obtained, without charge, by calling 1-800-787-7354 or emailing service@russellinvestments.com.

If you want to receive more information regarding this recent money manager change, you may request a paper or email copy of the Information Statement per the instructions above. Requests for a paper copy of the Information Statement must be made by the 90th day after this notice was sent to you in order to receive timely delivery. There is no charge to you for requesting a copy.

RUSSELL INVESTMENT FUNDS

401 Union Street

18th Floor

Seattle, Washington 98101

July 31, 2026

To Shareholders of the Global Real Estate Securities Fund (the “Fund”):

Enclosed is an Information Statement of Russell Investment Funds (“RIF”) that details a recent money manager change related to the Fund. Specifically, the Board of Trustees of RIF (the “Board”) has approved the selection of Resolution Capital Limited and Resolution Capital (US) Limited (together, “Resolution”) to serve as a new non-discretionary money manager to the Fund. This change became effective on June 3, 2026.

The attached Information Statement provides information about Resolution, the new portfolio management contract with Resolution and the Board’s considerations in approving the new portfolio management contract.

Please note that the Fund is not required to obtain shareholder approval for this money manager change. We are not asking you for a proxy and you are requested not to send us a proxy.

If you have any questions regarding the Information Statement, please call 1-800-787-7354. A paper or email copy of the attached Information Statement may be obtained, without charge, by calling 1-800-787-7354.

Sincerely,

Ross Erickson
Treasurer
Russell Investment Funds

RUSSELL INVESTMENT FUNDS

401 Union Street

18th Floor

Seattle, Washington 98101

INFORMATION STATEMENT

GLOBAL REAL ESTATE SECURITIES FUND

Under the terms of an exemptive order (the “Order”) issued by the Securities and Exchange Commission (“SEC”), this document is an Information Statement and is being furnished to shareholders of the Global Real Estate Securities Fund (the “Fund”), a series of Russell Investment Funds (“RIF”). Russell Investment Management, LLC (“RIM”) serves as the investment adviser of the Fund.

The Fund employs a multi-manager approach whereby RIM manages a portion of the Fund’s assets based upon model portfolios provided by multiple non-discretionary money managers unaffiliated with RIM who employ distinct investment styles. The Fund’s money managers have non-discretionary asset management assignments pursuant to which they provide a model portfolio to RIM representing their investment recommendations, based upon which RIM purchases and sells securities for the Fund. RIM also manages the portion of the Fund’s assets that RIM determines not to manage based upon model portfolios provided by the Fund’s money managers. RIM, as the Fund’s adviser, may change the allocation of the Fund’s assets at any time. The Order permits RIM to hire a money manager at any time, subject to the approval of the Board of Trustees of RIF (the “Board”), without a shareholder vote. Pursuant to the terms of the Order, the Fund is required to notify its shareholders within 90 days of when a new money manager is hired for the Fund.

Change of Money Manager

On May 19, 2026, the Board authorized the signing of a portfolio management contract to engage Resolution Capital Limited and Resolution Capital (US) Limited (together, “Resolution”) as a non-discretionary money manager with respect to a portion of the assets of the Fund determined by RIM.

Portfolio Management Contract

Effective May 19, 2026, RIM, as fiduciary for RIF, entered into a new portfolio management contract with Resolution. The contract will continue until May 31, 2027. Thereafter, the contract will continue in effect for successive annual periods if its continuance has been specifically approved at least annually by RIF’s Board, including the affirmative vote of a majority of the Trustees who are not parties to the contract, or “interested persons” (as defined in the Investment Company Act of 1940) of any such party, cast in person at a meeting called for the purpose of considering such approval. The contract is automatically terminated if assigned. The contract may be terminated without payment of any penalty by RIM or RIF immediately upon written notice to Resolution and by Resolution upon 90 days’ written notice to RIM.

Board Approval of Portfolio Management Contract

In evaluating the portfolio management contract with Resolution, the Board considered that the Fund, in employing a manager-of-managers method of investment, operates in a manner that is distinctly different from most other investment companies. In the case of most other investment companies, an advisory fee is paid by the investment company to its adviser which in turn, employs and compensates individual portfolio managers to make specific securities selections consistent with the adviser’s style and investment philosophy. In the case of the Fund, an advisory fee is paid by the Fund to RIM which in turn compensates the money manager firms hired to make specific securities recommendations.

The Board considered that RIM (rather than any money manager) is responsible under the investment advisory agreement for determining, implementing and maintaining the investment program for the Fund. Assets of the Fund generally have been allocated among the strategies of multiple non-discretionary money managers.

RIM is responsible for selecting, subject to Board approval, money managers for the Fund and for actively managing allocations and reallocations of assets among the money managers’ strategies. The Board has been advised that RIM’s goal is to construct and manage diversified portfolios in a risk aware manner. Each money manager for the Fund in effect performs the function of an individual portfolio manager who is responsible for recommending portfolio securities for the portion of the Fund assigned to it by RIM (each, a ‘‘segment’’) in accordance with the Fund’s applicable investment objective, policies and restrictions, any constraints placed by RIM upon its recommendation of portfolio securities and the money manager’s specified role in the Fund. RIM is responsible for communicating performance expectations to each money manager; supervising compliance by each money manager with the Fund’s investment objective and policies; authorizing money managers to recommend certain investment strategies for the Fund; and recommending annually to the Board whether portfolio management contracts should be renewed, modified or terminated. In addition to its annual recommendation as to the renewal, modification or termination of portfolio management contracts, RIM is responsible for recommending to the Board the additions of new money managers or terminations or replacements of existing money managers at any time when, based on RIM’s research and ongoing review and analysis, such actions are appropriate. RIM may impose specific investment constraints from time to time for each money manager intended to capitalize on the strengths of that money manager or to coordinate the investment activities of money managers for the Fund in a complementary manner. Therefore, RIM’s selection of money managers is made not only on the basis of performance considerations but also on anticipated compatibility with other money managers in the Fund. In light of the foregoing, the overall performance of the Fund over appropriate periods reflects, in great part, the performance of RIM in designing the Fund’s investment program, structuring the Fund, selecting an effective money manager with a particular investment style or sub-style for a segment that is complementary to the styles of the money managers of other Fund segments, and allocating assets among the money managers’ strategies in a manner designed to achieve the objectives of the Fund.

The Board considered that the prospectus for the Fund and other public disclosures emphasize to investors RIM’s role as the principal investment manager for the Fund, rather than the investment recommendation role of the Fund’s money managers, and describe the manner in which the Fund operates so that investors may take that information into account when deciding to purchase shares of the Fund.

At a meeting held on May 19, 2026, the Board received a proposal from RIM to approve a new portfolio management contract between RIM and Resolution. The Trustees approved the terms of the proposed portfolio management contract with Resolution based upon RIM’s recommendation to hire the money manager at the proposed fee rate; information as to the reason for the proposed change; information as to the money manager’s role in the management of the Fund’s investment portfolio (including the amount of Fund assets to be managed pursuant to the money manager’s strategy) and RIM’s evaluation of the anticipated quality of the investment advisory services to be provided by the money manager; information as to any significant business relationships between the money manager and RIM or Russell Investments Financial Services, LLC, the Fund’s underwriter; the Fund’s Chief Compliance Officer’s evaluation of the money manager’s compliance program, policies and procedures in relation to the money manager’s role in the management of the Fund’s investment portfolio, and certification that they were consistent with applicable legal standards; RIM’s explanation as to the lack of relevance of money manager profitability to the evaluation of portfolio management contracts with money managers because the willingness of the money manager to serve in such capacity depends upon arm’s-length negotiations with RIM; RIM’s awareness of the standard fee rates charged by the money manager to other clients; RIM’s belief that the proposed money manager fees would be reasonable in light of the anticipated quality of investment advisory services to be rendered; and the expected costs of transitioning Fund assets. The Trustees considered information provided by RIM that, based on Fund assets of approximately $979 million (as of December 31, 2025), the proposed changes including any changes to the target allocation of Fund assets among the Fund’s money managers and RIM would increase by approximately $49,719 the aggregate money manager fees to be paid by RIM from its investment advisory fee as a result of the engagement of the money manager and, as a result, decrease its profitability from its relationship with the Fund. The Trustees’ approval also reflected their findings at prior meetings, including their May 18, 2026 meeting, where the Fund’s existing advisory agreement with RIM was approved, as well as information received throughout the course of the year, regarding the reasonableness of the aggregate investment advisory fees paid by the Fund, and the fact that the aggregate investment advisory fees paid by the Fund would not increase as a result of the implementation of the proposed money manager change because the money manager’s investment advisory fees are paid by RIM.

Compensation

Under its advisory agreement with RIF, RIM receives an advisory fee from the Fund for its services. From its advisory fee, RIM, as agent for RIF, pays all Fund money managers for their investment recommendation services. The remainder of the fee is retained by RIM as compensation for its services and to pay expenses. Quarterly, each Fund money manager, including Resolution, is paid a pro rata portion of its annual fee, based on the monthly average of all the assets allocated to its strategy. The annual rate of the advisory fees payable by the Fund to RIM as a percentage of the average daily net assets of the Fund is 0.80% (estimated to be $7,704,997 based on an assumed average asset level of $963,124,654 for the twelve months ended December 31, 2025, RIF’s fiscal year end). Prior to the changes described herein, the aggregate annual rate of the advisory fees payable by RIM to the Fund’s money managers was approximately 0.146% (estimated to be $1,406,162 based on the same asset level). Giving effect to the changes described in this notice including any changes to the target allocation of Fund assets among the Fund’s money managers and RIM, as applicable, the aggregate annual advisory fee payable by RIM to the Fund’s money managers would have been approximately 0.154% (estimated to have been $1,483,212 based on the same asset level). Because the money managers’ investment advisory fees are paid by RIM, the aggregate investment advisory fees paid by the Fund to RIM will not increase as a result of the changes described herein.

For the most recently completed fiscal year, the Fund paid no aggregate commissions to brokers affiliated with Resolution.

The money managers may use brokerage commissions to pay for soft dollar research services. Any such use will be in accordance with Section 28(e) of the Securities Exchange Act of 1934.

Similar Investment Advisory Relationships

Resolution acts as an investment adviser to other registered U.S. investment companies with investment objectives similar to those of the Fund. While there may be certain similarities, the Russell Investments Global Real Estate ETF differs from the Fund with respect to investment process, product structure and/or fee structure.

Resolution	Assets as of June 30, 2026

Russell Investment Company Global Real Estate Securities Fund	$409.18 million
Russell Investments Global Real Estate ETF	$2.024 million

Additional Information About Resolution

Resolution Capital Limited, Level 3, 20 Bond Street, Sydney NSW 2000, Australia, and Resolution Capital (US) Limited, 800 Westchester Avenue, Suite 641 North, Rye Brook, NY 10573, is owned by Foray Enterprises Pty Ltd, Level 31, 20 Bond Street, Sydney NSW 2000, Australia. Foray Enterprises Pty Ltd is 50.5% employee owned, with no one employee owning more than 5%. The remaining 49.5% is owned by Pinnacle Investment Management Limited, Level 35, 60 Margaret Street, Sydney NSW 2000, Australia, a subsidiary of Pinnacle Investment Management Group Limited, a public company listed on the Australian Securities Exchange.

The names and principal occupations of the principal executive officers and each director or general partner of Resolution, all located at Level 3, 20 Bond Street, Sydney NSW 2000, Australia or 800 Westchester Avenue, Suite 641 North, Rye Brook, NY 10573, are listed below.

Name	Principal Occupation/Title
Michael Cameron	Independent Chair
Sonia Luton	Director
Andrew Parsons	Director
Marco Colantonio	Director
Ian Macoun	Director
Dan Longan	Alternate Director and Secretary

No officers or trustees of RIF are officers, employees, directors, general partners or shareholders of Resolution. In addition, since the beginning of RIF’s most recently completed fiscal year, no trustee of RIF has had, directly or indirectly, a material interest in any transaction or material proposed transaction to which Resolution, its parent entity or subsidiaries or any subsidiaries of the parent of any such entities, was or is to be a party. Since the beginning of RIF’s most recently completed fiscal year, none of the Trustees purchased or sold securities of Resolution or its parent or subsidiaries.

Related Information

Russell Investment Management, LLC, 401 Union Street, 18th Floor, Seattle, WA 98101, provides or oversees the provision of all investment advisory and portfolio management services for the Fund.

Russell Investments Financial Services, LLC, 401 Union Street, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIM, is the principal distributor of Fund shares.

Russell Investments Fund Services, LLC, 401 Union Street, 18th Floor, Seattle, WA 98101, a wholly-owned subsidiary of RIM, is the administrator of the Fund.

Additional Information

If possible, depending on contract owner registration and address information, and unless you have otherwise opted out, only one copy of this Information Statement is being delivered to contract owners residing at the same address. If you would like to receive an additional copy, please contact RIF by calling 1-800-787-7354 or writing to 401 Union Street, 18th Floor, Seattle, WA 98101. RIF will then promptly deliver a separate copy of the Information Statements to any contract owner residing at an address to which only one copy was mailed. Contract owners wishing to receive separate copies of RIF’s Information Statements in the future, and contract owners sharing an address that wish to receive a single copy if they are receiving multiple copies should direct such inquiries to their Insurance Company.

If you have any questions about the change described in this Information Statement or if you wish to obtain a copy of the Fund’s annual or semiannual reports to shareholders at no charge, please contact your Insurance Company or RIF, at 401 Union Street, 18th Floor, Seattle, WA 98101 or 1-800-787-7354.